(a)(41)

ING VARIABLE PRODUCTS TRUST

CERTIFICATE OF AMENDMENT OF

DECLARATION OF TRUST AND REDESIGNATION OF SERIES

Effective: May 1, 2014

The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Declaration of Trust, dated December 17, 1993, as amended (the “Declaration of Trust”), including Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Declaration of Trust to change the name of the Trust set forth in Section 1.1 and redesignate each existing series of the Trust as follows:

1.	Section 1.1 of the Declaration of Trust, executed on December 17, 1993, as amended, is hereby amended to read in its entirety as follows:

“Section 1.1.  Name. The name of the trust created hereby is “Voya Variable Products Trust”.”

2.	The three (3) existing series of the Trust are redesignated as follows:

(a)	The “ING International Value Portfolio” is redesignated the “Voya International Value Portfolio;”

(b)	The “ING MidCap Opportunities Portfolio” is redesignated the “Voya MidCap Opportunities Portfolio;” and

(c)	The “ING SmallCap Opportunities Portfolio” is redesignated the “Voya SmallCap Opportunities Portfolio.”

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

Dated: April 10, 2014

/s/ Colleen D. Baldwin	/s/ Russell H. Jones
Colleen D. Baldwin, as Trustee	Russell H. Jones, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Dr. Albert E. DePrince, Jr.	/s/ Joseph E. Obermeyer
Dr. Albert E. DePrince, Jr., as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sherly K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley	/s/ Roger B. Vincent
J. Michael Earley, as Trustee	Roger B. Vincent, as Trustee